EXHIBIT 10.1

TERMS OF AMENDED AND RESTATED CHANGE IN CONTROL AGREEMENT

The form of Amended and Restated Change in Control Agreement (the “Agreement”), filed as Exhibit 10.2 on the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 contains blanks where the multiple of the executive’s base amount and the term of continued benefits provided under the Agreement vary for certain executives. On September 22, 2016, the Registrant entered into such an Agreement with the executive officers below, providing continued benefits for the term, and at the multiple of such executive's base amount, as listed in the following chart:

Executive Officer	Number of Times Base Amount Section (4a)	Term of Continued Benefits Section (4 b & c)
Maria N. Janes	2 times	24 months
Executive Vice President and Controller

Mary E. Noons	2 times	24 months
Executive Vice President, Retail Lending